Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Pharmacyclics, Inc., a Delaware corporation (the "Company"), on
Form 10-K for the year ending June 30, 2002 as filed with the Securities and Exchange Commission (the
"Report"), I, Richard A. Miller, M.D., President and Chief Executive Officer of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

    (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/    RICHARD A. MILLER, M.D.
Richard A. Miller, M.D.
President and Chief Executive Officer
September 17, 2002